Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Incentive Stock Option Plan and 2015 Equity Incentive Plan of XBiotech Inc. of our report dated March 9, 2015, with respect to the consolidated financial statements of XBiotech Inc. included in its Registration Statement (Form S-1 333-201813), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas

October 16, 2015